SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

ITEX Corporation
 (Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 11, 2011, ITEX Corporation entered into a Rights Agreement (the “Rights Agreement”) with OTR, Inc., as Rights Agent (the “Rights Agent”). The Rights Agent currently serves as ITEX’s transfer agent with respect to its common stock and also has been appointed transfer agent with respect to the Series A Junior Participating Preferred Stock, par value $0.01 per share, if any, that may be issued pursuant to the exercise of rights under the Rights Agreement.  The material terms and conditions of the Rights Agreement are described below in response to Item 3.03, Material Modification to Rights of Security Holders, set forth below. The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.  All capitalized terms used in this Current Report on Form 8-K and not otherwise defined will have the meanings given to them in the Rights Agreement.

Item 3.03	Material Modification to Rights of Security Holders

On March 11, 2011, the Board of Directors of ITEX Corporation (the “Company”), declared a dividend of one right (collectively, the “Rights”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Shares”).  The Rights will be issued to the holders of record of Common Shares outstanding at March 25, 2011 (the “Record Date”) and with respect to Common Shares issued thereafter until the Distribution Date (as defined below).  Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-thousandth (1/1,000th) of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”) at a price of $15.00 (such amount, as may be adjusted from time to time as provided in the Rights Agreement, the “Purchase Price”).  The description and terms of the Rights are set forth in the Rights Agreement.

As a result of declaring a dividend of the Rights, until the earlier of (i) such time as the Company learns that a person or group (including any affiliate or associate of such person or group), other than any person or group with beneficial ownership of more than 15% of the outstanding Common Stock as of March 11, 2011 (only so long as such person or group does not increase its beneficial ownership of Common Stock, subject to certain exceptions), has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding Common Shares (any such person or group being called an “Acquiring Person”) and (ii) such date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Shares which could result in such person or group becoming the beneficial owner of more than 15% of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by certificates for Common Shares registered in the names of the holders thereof, or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares, and not by separate Right Certificates.  With respect to any Common Shares outstanding as of the Record Date, until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, (i) in the case of certificated shares, the Rights associated with the Common Shares represented by a certificate shall be evidenced by such certificate along with the summary of rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Shares, and the transfer of any Common Shares in the book-entry account system of the transfer agent for such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.  Therefore, until the Distribution Date, the Rights may be transferred with and only with the underlying Common Shares.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 p.m., Pacific time, on March 11, 2014 (the “Expiration Date”), unless earlier redeemed or exchanged by the Company as described below.

The number of Preferred Shares or other securities issuable upon exercise of the Rights is subject to adjustment by the Board in the event of any change in the Common Shares or Preferred Shares, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares or otherwise.  The Purchase Price and the number of Preferred Shares or other securities issuable upon exercise of the Rights are subject to adjustment from time to time in the event of the declaration of a stock dividend on the Common Shares payable in Common Shares or a subdivision or combination of the Common Shares prior to the Distribution Date.

The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-thousandth (1/1,000th) of a Preferred Share.  The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and in lieu of fractional shares, the Company may make a cash payment based on the market price of such shares on the first trading date prior to the date of exercise or utilize a depositary arrangement as provided by the terms of the Preferred Shares.

Subject to the right of the Board to redeem or exchange the Rights as described below, at such time as there is an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise thereof, for the Purchase Price, that number of one one-thousandths (1/1,000ths) of a Preferred Share equal to the number of Common Shares which at the time of such transaction would have a market value of twice the Purchase Price.  Any Rights that are or were beneficially owned by an Acquiring Person on or after the Distribution Date will become null and void and will not be subject to the “flip-in” provision.

In the event the Company is acquired in a merger or other business combination by an Acquiring Person that has common shares publicly traded in the United States or 50% or more of the Company’s assets or assets representing 50% or more of the Company’s earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that has common shares publicly traded in the United States, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such entity which at the time of the transaction would have a market value of twice the Purchase Price.  In the event the Company is acquired in a merger or other business combination by an Acquiring Person that does not have common shares publicly traded in the United States or 50% or more of the Company’s assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that does not have common shares publicly traded in the United States, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, at such holder’s option, (i) that number of common shares of the surviving corporation in the transaction with such entity which at the time of the transaction would have a book value of twice the Purchase Price, (ii) that number of common shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or (iii) if such entity has an affiliate which has common shares publicly traded in the United States, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.  The “flip-over” provision only applies to a merger or similar business combination with an Acquiring Person.

Any Rights that are or were, at any time on or after the date an Acquiring Person becomes such, beneficially owned by an Acquiring Person or any affiliate or associate of an Acquiring Person (or a transferee thereof) will become null and void and any holder of any such Right (including any subsequent holder) will be unable to exercise any such Right.

The Rights are redeemable by the Board at a redemption price of $0.001 per Right (the “Redemption Price”) any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date (the date of such redemption being the “Redemption Date”).  Immediately upon the action of the Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

After there is an Acquiring Person the Board may elect to exchange each Right (other than Rights owned by an Acquiring Person which will have become void) for consideration per Right consisting of (i)  Common Shares at an exchange ratio of one Common Share per Right (or other cash, property, Preferred Shares, Common Shares, debt securities or any combination thereof having an aggregate value equal to the value of the Common Shares that otherwise would have been issuable), (ii) one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement, or (iii) cash in an amount equal to the Purchase Price.  Notwithstanding the foregoing, the Board is not empowered to effect such exchange at any time after any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all affiliates and associates of such person, becomes the beneficial owner of 50% or more of the Common Shares then outstanding.

At any time prior to such time as there shall be an Acquiring Person, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date will occur, the amount of the Purchase Price or the definition of “Acquiring Person”), except that no supplement or amendment may be made that extends the Expiration Date or reduces the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement is attached as an exhibit hereto.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, including the exhibits thereto and definitions contained therein, which is hereby incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement described in Item 1.01 above, on March 11, 2011, the Board approved an amendment to its Restated Articles of Incorporation by authorizing the filing of a Certificate of Designation for the Series A Junior Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada.  A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On March 11, 2011, the Board also authorized the withdrawal of a certificate of designation filed by the Company in 1998 previously designating a series of preferred stock known as Series A Preferred Stock (the “Series A Shares”).  There were no Series A Shares issued or outstanding, and the withdrawn Series A Shares were eliminated and resumed the status of unissued shares that they had prior to the adoption of the resolution originally fixing their number.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock
4.1	Rights Agreement dated as of March 11, 2011, by and between ITEX Corporation and OTR, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)
Date: March 14, 2011
	By:	/s/ Steven White
Steven White Chief Executive Officer